UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 4, 2007, Autodesk, Inc. issued a press release reporting selected financial results for the fiscal years ended January 31, 2007, 2006, 2005, 2004, and 2003, and for the quarter ended April 30, 2007. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

To supplement Autodesk’s consolidated financial statements presented on a GAAP basis, the press release furnished herewith as Exhibit 99.1 provides investors with certain non-GAAP measures, including historical and future non-GAAP earnings per share. For our internal budgeting and resource allocation process, Autodesk’s management uses historical and future non-GAAP earnings per share that does not include: (a) the stock-based compensation impact of SFAS 123R, (b) amortization of purchased intangibles and purchases of incomplete technology that result in an in-process research and development expense and (c) certain payments to employees for tax issues arising from Autodesk’s voluntary stock option review. Autodesk’s management uses historical and future non-GAAP earnings per share in making operating decisions because we believe the measures provide meaningful supplemental information regarding Autodesk’s earning potential. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ historical results and operating guidance.

As described above, Autodesk excludes the following items from its non-GAAP measures:

A. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). Autodesk excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Further, as Autodesk applies SFAS 123R, we believe that it is useful to investors to understand the impact of the application of SFAS 123R to our results of operations.

B. Amortization of purchased intangibles and in-process research and development expenses. Autodesk incurs amortization of acquisition-related purchased intangible assets and charges related to in-process research and development, primarily in connection with its acquisition of certain businesses, such as Alias in January 2006. The amortization of purchased intangibles from a business combination is generally a non-cash expense and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

C. Reimbursement to employees for tax issues arising from the stock option review. This expense consists of anticipated payments that may be made to our employees relating to tax payments they may incur as a result of our voluntary stock option review. Autodesk excludes these payments from our non-GAAP measures primarily because it is a non-recurring item and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP earnings per share in our earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with,

GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated as of June 4, 2007, entitled “Autodesk Files Fiscal 2007 Financial Statements.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Alfred J. Castino
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: June 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of June 4, 2007, entitled “Autodesk Files Fiscal 2007 Financial Statements.”